Exhibit 10.6

AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT

Dated as of March 31, 2006

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT among TC PipeLines, L.P., a Delaware limited partnership (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citicorp North America, Inc., as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)           The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of March 31, 2006 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)                                  The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1.  Amendments to Credit Agreement.  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

The definition of “Adjusted Cash Flow” in Section 1.01 is amended by adding at the end thereof the following sentence “For purposes of calculating Adjusted Cash Flow for any period, if during such period the Borrower or any Subsidiary shall have made an acquisition, Adjusted Cash Flow for such period shall be calculated after giving pro forma effect thereto as if such acquisition had occurred on the first day of such period, including, without duplication, all cash dividends and other distributions of cash the Borrower or such Subsidiary would have received if such acquisition had occurred on the first day of such period.

SECTION 2.  Acknowledgement of Corrections.  By execution below, the parties hereto acknowledge that the Effective Date of the Credit Agreement was March 31, 2006 and, contrary to the terms of the Credit Agreement, the Borrowing was made on a date subsequent to the Effective Date. Accordingly, the following provisions are acknowledged to be corrected as follows:

(a)  Section 2.01 is corrected by deleting the phrase “on the Effective Date” and substituting therefor the phrase
“on any Business Day during the period from the Effective Date to April 5, 2006”.

(b)  Section 2.03(a) is corrected to read in full as follows:

(a)                                  Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee on the aggregate amount of such Lender’s unused Commitment from the Effective Date until the date of the Borrowing at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2006, and on the date of the Borrowing.

SECTION 3.  Conditions of Effectiveness.  This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Borrower and all of the Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

SECTION 4.  Representations and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)       The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of  the jurisdiction indicated in the recital of parties to this Amendment.

(b)       The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement, as       amended hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower’s or the General Partner’s organizational documents, (ii) any material law or any material contractual restriction binding on or affecting the Borrower.

(c)       No material authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement, as amended hereby.

(d)       This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)..

(e)       There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, against the General Partner, the Borrower or any of its Subsidiaries (other than the Disclosed Litigation) before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Amendment and the Credit Agreement, as amended hereby, or any Note or the consummation of the transactions contemplated hereby this Amendment and the Credit Agreement, as amended hereby.

SECTION 5.  Reference to and Effect on the Credit Agreement and the Notes.  (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)         The Credit Agreement and the Notes, as specifically amended by this Amendment,  are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)          The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 6.  Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

SECTION 7.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TC PIPELINES, LP
By its General Partner TC PipeLines GP, Inc.

By
Title:

By
Title:

CITICORP NORTH AMERICA, INC.,
as Agent and as Lender

By
Title:

Lenders

UBS LOAN FINANCE LLC

By
Title:

By
Title:

MIZUHO CORPORATE BANK, LTD.

By
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
HOUSTON AGENCY

By
Title:
SUNTRUST BANK

By
Title:

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TC PipeLines, LP
(a Delaware Limited Partnership)

	By:	TC PipeLines GP, Inc., its general partner

	By:	/s/ Russell K. Girling
Date: May 4, 2006		Russell K. Girling
Chief Financial Officer (duly authorized officer)

	By:	/s/ Amy Leong
Date: May 4, 2006		Amy Leong
Controller (duly authorized officer)